Framework Agreement on Investment and Construction

RE: Chengde, High –Tech Development Zone, Chengde, Heibei Province , China
White Henan Waste Water Treatment Plant

Party A : China Aviation International Construction Co., Ltd. (AVIC AIC) (Party A)
Party B : Alpha Wastewater Inc. (Party B)

Further to the strategic alliance agreement signed by both parties, based on a spirit of equality and mutual benefit, openness principle of good faith, and through friendly consultations, both parties agreed to jointly invest in the development of Baihenan Wastewater Treatment Plant project in the Chengde Hi-Tech Industrial Development Zone which is located in the upstream part of the headwater source for Beijing and Tianjin, agree to the following terms and conditions:

1. Based on the background as a central enterprise in China and overall strength of Party A, both parties agreed to sign a Cooperation Framework Agreement and BOT agreement by Party A and Chengde High-tech Industrial Development Zone according to the cooperation framework agreement signed by Party B and Chengde High-tech Industrial Development Zone (March 24, 2011), and to implement the "UPFLOW SLUDGE BLANKET FILTRATION " (hereinafter referred to as USBF) technology provided by Party B as a wastewater treatment process.
2. Both parties to this agreement will jointly set up a project Company to be responsible for the operation and management of this project. The registered capital of the project Company is fifteen million yuan (RMB15, 000,000￥), with RMB 35,000,000￥ in bank loans, with each holding a 50% stake. Party B has incorporated in China, Beijing Alpha Wastewater Treatment Technologies Co., Ltd. which is controlled by Party B as its legal authority in China to fund jointly with Party A to establish the Project Company for Baihenan Wastewater Treatment Plant in Chengde High-tech Industrial Development Zone.

3. Party A is responsible for overall coordination of the project, general contracting construction, loans and other related matters, to ensure the project will be constructed and operated by schedule.

4. Party B is responsible for the design of process, equipment supplies, installation and commissioning for this project. Under the Laws of China, Protection of the Environment Ministry for influent wastewater meeting the national standards and the design criteria, Party B ensures that the wastewater treatment plant will operate properly and the quality of treated effluent water will meet the National Emission Standards A of Class One.

5. Both parties agree to entrust Party A to sign the BOT Agreement for the project with the management committee of Chengde High-tech Industrial Development Zone as soon as possible.

6. This agreement is made out in six identical copies, Part A and Part B each have two copies, and another two copies will be sent to management committee of Chengde High-tech Industrial Development Zone. The agreement becomes effective from the date of signing and stamping by all of two parties.

China Aviation International Construction Co.Ltd (AVIC AIC)	Alpha Wastewater Inc.
Party A（Signature）：	Party B （Signature）：
Date:	Date: September 2/2011

承德市高新技术产业开发区
白河南污水处理厂
项目投资合作框架协议

甲方：中国航空国际建设有限公司（以下简称甲方）

乙方：美国阿尔法污水处理有限公司（以下简称乙方）

鉴于甲乙双方已签署的战略合作联盟协议书，本着平等互利、公开诚信的原则，经友好协商，双方同意共同开发投资建设京、津水源上游地承德市高新技术产业开发区白河南污水处理厂项目，并达成如下合作协议。

1. 基于甲方在中国的央企背景和综合实力，双方同意在乙方与承德市高新技术产业开发区管委会签订的合作框架协议（2011 年 3 月 24 日）基础上，由甲方与承德市高新技术产业开发区另行签订合作框架协议及 BOT 协议，并确定乙方提供的“上流式污泥床过滤”技术（以下简称 USBF）作为处理工艺。

2. 双方确定共同组建项目公司，负责该项目的运营与管理。项目公司注册资金暂定为壹仟伍佰万元（RMB15,000,000 元），双方各持 50%的股份。乙方确定由其控股的北京爱尔发污水处理技术有限公司作为在中国的授权法人，出资与甲方共同组建承德市高新技术产业开发区白河南污水处理厂项目公司。

3. 甲方负责该项目的总协调、工程总承包建设及贷款等相关事宜，确保该项目按期开工建设和运营。

4. 乙方负责该项目的工艺设计、设备成套及安装、调试，在进水水质符合设计要求的前提下，保证污水处理厂正常运营和出水水质达到国家一级 A 排放标准。

5. 双方同意委托甲方尽快与承德市高新技术产业开发区管委会签订该项目的 BOT 协议。

6. 本协议一式六份，甲、乙双方各执二份，并留存承德市高新技术产业开发区管委会二份。自双方签字盖章之日起生效。

中国航空国际建设有限公司

美国阿尔法污水处理有限公司

甲方代表（签字）：

年 月 日

乙方代表（签字）：

年 月 日

September 2/2011